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Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF LIVEWIRE MOBILE, INC.

        On November 19, 2008, at a Special Meeting of stockholders of LiveWire Mobile, Inc. (formerly known as NMS Communications Corporation) ("NMS" or the "Company"), the NMS's stockholders adopted and approved a proposal to sell substantially all of its assets under Delaware law through the sale of its NMS Communications Platforms business (the "Business") to Dialogic Corporation ("Dialogic") pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of September 12, 2008, by and between the Company and Dialogic (such asset sale being the "Asset Sale" and such agreement being the "Asset Purchase Agreement").

        On December 5, 2008, Dialogic purchased the Business including accounts receivable, inventory, equipment, records and related intellectual property, and assumed certain liabilities as set forth in the Asset Purchase Agreement. In accordance with the terms and conditions of the Asset Purchase Agreement, the Company received a cash payment of $22.8 million, which represents the purchase price of $28.0 million and certain customary adjustments set forth in the Purchase Agreement, including $0.3 million for a closing date payroll payment less $2.8 million funded into an escrow account to support any indemnification claims, a $2.3 million payment to Silicon Valley Bank to pay the portion of the outstanding line of credit that was secured by the Business's accounts receivable, and $0.4 million which is being be held in escrow to settle certain contingencies that may arise related to levels of working capital at closing of the Asset Sale. The Company expects to account for the disposition of the Business as a discontinued operation in its consolidated financial statements in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-lived Assets ("SFAS 144").

        On December 5, 2008, subsequent to the consummation of the Asset Sale, NMS entered into a Receivables Purchase Agreement ("Receivables Purchase Agreement") with Dialogic to purchase $4,017,000 of certain billed accounts receivable owned by Dialogic for $3,816,000 in cash.

        Also on December 5, 2008, the Company entered into related ancillary agreements, (as described in Note J to the unaudited pro forma condensed consolidated financial statements), with Dialogic.

        On March 17, 2008, the Company's wholly-owned subsidiary, LiveWire Mobile, Inc. ("LiveWire Mobile") acquired Groove Mobile, Inc. ("Groove Mobile"), a Delaware corporation whose operations were based in Bedford, Massachusetts. Under terms of the agreement, LiveWire Mobile acquired all the outstanding shares of Groove Mobile for the purchase price of $15.9 million, including total transaction costs and facility exit costs of approximately $1.4 million. The acquisition was accounted for as a purchase business combination. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 and 2007 have been adjusted for the operational results of Groove Mobile as if the acquisition occurred on January 1, 2007.

        The following unaudited pro forma condensed consolidated financial statements illustrate the effects of the Asset Sale (the "Transaction"), the Receivables Purchase Agreement and related ancillary agreements. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 gives effect to the Transaction as if it occurred as of that date. The unaudited pro forma condensed consolidated statements of operations give effect to the Transaction as if it occurred on January 1, 2005.

        The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with the Company's historical consolidated financial statements, including the notes thereto, in the Company's Annual Report filed on Form 10-K for the year ended

December 31, 2007 and Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2008, and the consolidated financial statements for Groove Mobile filed on Form 8-K/A on June 2, 2008. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the Groove Mobile acquisition and the Transaction occurred on the dates indicated, or that may be expected to occur in the future as a result of such transactions.

 LIVEWIRE MOBILE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2008

		Sale of Business
	Company Historical(1)	Business Historical(2)	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$4,623	$—	$12,112	C,D,J	$16,735
Accounts receivable, net	10,043	(7,230)	—		2,813
Inventories	2,843	(2,182)	—		661
Prepaid expenses and other assets	2,846	(1,715)	7,610	C,I,J	8,741

Total current assets	20,355	(11,127)	19,722		28,950

Property and equipment, net	3,980	(2,064)	880	I	2,796
Goodwill	11,170	—	—		11,170
Intangible assets, net	12,078	(1,464)	—		10,614
Other assets, net	2,812	(686)	337	I	2,463

Total assets	$50,395	$(15,341)	$20,939		$55,993

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,275	$(2,966)	$873	I	$2,182
Accrued expenses and other liabilities	5,949	(3,823)	1,742	I	3,868
Accrued restructuring, current portion	1,288	(642)	642	I	1,288
Capital lease obligations, current portion	313	—	—		313
Revolving line of credit	3,805	—	(3,805	) D	—
Deferred revenue	4,495	(2,099)	—		2,396

Total current liabilities	20,125	(9,530)	(548)		10,047

Accrued restructuring, long term portion	1,621	(929)	929	I	1,621
Capital lease obligations, long term portion	245	—	—		245
Accrued warranty	48	(48)	—		—

Total liabilities	22,039	(10,507)	381		11,913

Commitments and contingencies
Stockholders' equity	28,356	(4,834)	20,558	E,I,J	44,080

Total liabilities and stockholders' equity	$50,395	$(15,341)	$20,939		$55,993

(1)
As reported in the Company's unaudited Quarterly Report on Form 10-Q for the nine months ended September 30, 2008.

(2)
Derived from the Business's unaudited financial information as of September 30, 2008.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

 LIVEWIRE MOBILE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2008

		Purchase of Groove Mobile				Sale of Business
	Company Historical(1)	Groove Mobile Historical(2)	Pro Forma Adjustments		Pro Forma Combined	Business Historical(3)	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands, except share data)
Revenues	$52,418	$1,004	$—		$53,422	$(40,382)	$—		$13,040
Cost of revenues	21,838	352	576	A	22,766	(13,078)	487	F	10,175

Gross profit	30,580	652	(576)		30,656	(27,304)	(487)		2,865
Operating expenses:
Selling, general and administrative	32,013	3,227	90	A	35,330	(16,827)	6,942	F	25,445
Research and development	15,937	935	—		16,872	(10,098)	1,262	F	8,036
Restructuring	1,454	—	—		1,454	(532)	532	H	1,454

Total operating expenses	49,404	4,162	90		53,656	(27,457)	8,736		34,935

Operating loss	(18,824)	(3,510)	(666)		(23,000)	153	(9,223)		(32,070)
Other income (expense)
Interest income	216	1	—		217	—	—		217
Interest expense	(235)	(161)	160	B	(236)	109	—		(127)
Other	(1,796)	(6)	—		(1,802)	(165)	—		(1,967)

Other income (expense), net	(1,815)	(166)	160		(1,821)	(56)	—		(1,877)

Loss from continuing operations before income taxes	(20,639)	(3,676)	(506)		(24,821)	97	(9,223)		(33,947)
Income tax expense	594	—	—		594	(44)	44	G	594

Loss from continuing operations	$(21,233)	$(3,676)	$(506)		$(25,415)	$141	$(9,267)		$(34,541)

Net loss from continuing operations per common share—basic and diluted	$(0.47)				$(0.56)				$(0.76)

Shares used in loss per common share—basic and diluted	45,297				45,297				45,297

(1)
As reported in the Company's unaudited Quarterly Report on Form 10-Q for the nine months ended September 30, 2008.

(2)
As reported in Groove Mobile, Inc. unaudited financial information for the two and one half months ended March 16, 2008.

(3)
Derived from the Business's unaudited financial information for the nine months ended September 30, 2008.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

LIVEWIRE MOBILE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2007

		Purchase of Groove Mobile				Sale of Business
	Company Historical(1)	Groove Mobile Historical(2)	Pro Forma Adjustments		Pro Forma Combined	Business Historical(3)	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands, except share data)
Revenues	$59,773	$5,971	$—		$65,744	$(50,818)	$—		$14,926
Cost of revenues	23,131	3,471	2,009	A	28,611	(15,894)	406	F	13,123

Gross profit	36,642	2,500	(2,009)		37,133	(34,924)	(406)		1,803
Operating Expenses
Selling, general and administrative	31,049	4,537	315	A	35,901	(18,412)	6,480	F	23,969
Research and development	13,650	3,409	—		17,059	(9,125)	1,034	F	8,968

Total operating expenses	44,699	7,946	315		52,960	(27,537)	7,514		32,937

Operating loss	(8,057)	(5,446)	(2,324)		(15,827)	(7,387)	(7,920)		(31,134)
Other income (expense)
Interest income	994	42	—		1,036	—	—		1,036
Interest expense	—	(228)	214	B	(14)	—	—		(14)
Other	(631)	(30)	—		(661)	61	—		(600)

Other income (expense), net	363	(216)	214		361	61	—		422

Loss from continuing operations before income taxes	(7,694)	(5,662)	(2,110)		(15,466)	(7,326)	(7,920)		(30,712)
Income tax expense	319	—	—		319	(6)	6	G	319

Loss from continuing operations	$(8,013)	$(5,662)	$(2,110)		$(15,785)	$(7,320)	$(7,926)		$(31,031)

Net loss from continuing operations per common share—basic and diluted	$(0.18)				$(0.36)				$(0.71)

Shares used in loss per common share—basic and diluted	43,892				43,892				43,892

(1)
As reported in the Company's unaudited Quarterly Report on Form 10-Q for the nine months ended September 30, 2008.

(2)
As reported in Groove Mobile, Inc. unaudited financial information for the nine months ended September 30, 2007.

(3)
Derived from the Business's unaudited financial information for the nine months ended September 30, 2007.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

LIVEWIRE MOBILE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

		Purchase of Groove Mobile				Sale of Business
	Company Historical(1)	Groove Mobile Historical(2)	Pro Forma Adjustments		Pro Forma Combined	Business Historical(3)	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands, except share data)
Revenues	$82,452	$7,326	$—		$89,778	$(69,229)	$—		$20,549
Cost of revenues	31,445	4,332	2,679	A	38,456	(21,220)	538	F	17,774

Gross profit	51,007	2,994	(2,679)		51,322	(48,009)	(538)		2,775
Operating Expenses
Selling, general and administrative	41,620	6,058	420	A	48,098	(24,642)	9,048	F	32,504
Research and development	18,200	4,569	—		22,769	(12,454)	1,412	F	11,727

Total operating expenses	59,820	10,627	420		70,867	(37,096)	10,460		44,231

Operating loss	(8,813)	(7,633)	(3,099)		(19,545)	(10,913)	(10,998)		(41,456)
Other income (expense)
Interest income	1,213	54	—		1,267	—	—		1,267
Interest expense	—	(433)	401	B	(32)	—	—		(32)
Other	(669)	44	—		(625)	114	—		(511)

Other income (expense), net	544	(335)	401		610	114	—		724

Loss from continuing operations before income taxes	(8,269)	(7,968)	(2,698)		(18,935)	(10,799)	(10,998)		(40,732)
Income tax expense	306	—	—		306	(264)	264	G	306

Loss from continuing operations	$(8,575)	$(7,968)	$(2,698)		$(19,241)	$(10,535)	$(11,262)		$(41,038)

Loss from continuing operations per common share—basic and diluted	$(0.20)				$(0.44)				$(0.93)

Shares used in loss per common share—basic and diluted	43,953				43,953				43,953

(1)
As reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
As reported in Groove Mobile, Inc. unaudited financial information the year ended December 31, 2007.

(3)
Derived from the Business's unaudited financial information for the year ended December 31, 2007.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

LIVEWIRE MOBILE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

		Sale of Business
	Company Historical(1)	Business Historical(2)	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands, except share data)
Revenues	$95,973	$(87,076)	$—		$8,897
Cost of revenues	33,063	(27,453)	728	F	6,338

Gross profit	62,910	(59,623)	(728)		2,559
Operating Expenses
Selling, general and administrative	44,269	(26,912)	10,695	F	28,052
Research and development	21,798	(13,583)	1,582	F	9,797
Restructuring	5,469	(3,610)	1,809	H	3,668

Total operating expenses	71,536	(44,105)	14,086		41,517

Operating loss	(8,626)	(15,518)	(14,814)		(38,958)
Other income (expense):
Interest income	1,730	—	—		1,730
Interest expense	—	—	—		—
Other	(786)	387	—		(399)

Other income (expense), net	944	387	—		1,331

Loss from continuing operations before income taxes	(7,682)	(15,131)	(14,814)		(37,627)
Income tax expense	377	(401)	401	G	377

Loss from continuing operations	$(8,059)	$(14,730)	$(15,215)		$(38,004)

Loss from continuing operations per common share—basic and diluted	$(0.17)				$(0.78)

Shares used in loss per common share—basic and diluted	48,467				48,467

(1)
As reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
Derived from the Business's unaudited financial information for the year ended December 31, 2006.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

LIVEWIRE MOBILE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005

		Sale of Business
	Company Historical(1)	Business Historical(2)	Pro Forma Adjustments		Pro Forma As Adjusted
	(In thousands, except share data)
Revenues	$108,559	$(101,790)	$—		$6,769
Cost of revenues	37,489	(32,718)	1,736	F	6,507

Gross profit	71,070	(69,072)	(1,736)		262
Operating Expenses
Selling, general and administrative	35,437	(25,320)	8,010	F	18,127
Research and development	21,960	(15,411)	1,879	F	8,428
Restructuring	—	—	—		—

Total operating expenses	57,397	(40,731)	9,889		26,555

Operating income (loss)	13,673	(28,341)	(11,625)		(26,293)
Other income (expense):
Interest income	1,643	—	—		1,643
Interest expense	(878)	571	—		(307)
Other	590	(785)	—		(195)

Other income (expense), net	1,355	(214)	—		1,141

Income (loss) from continuing operations before income taxes	15,028	(28,555)	(11,625)		(25,152)
Income tax expense	521	(658)	658	G	521

Income (loss) from continuing operations	$14,507	$(27,897)	$(12,283)		$(25,673)

Income (loss) from continuing operations per common share—basic	$0.30				$(0.54)

Income (loss) from continuing operations per common share—diluted	$0.30				$(0.53)

Shares used in income (loss) per common share from continuing operations—basic	47,884				47,884

Shares used in income (loss) per common share from continuing operations—diluted	48,285				48,285

(1)
As reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
Derived from the Business's unaudited financial information for the year ended December 31, 2005.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

 BASIS OF PRO FORMA PRESENTATION

        On November 19, 2008, at a Special Meeting of stockholders of LiveWire Mobile, Inc. (formerly known as NMS Communications Corporation) ("NMS"), the NMS's stockholders adopted and approved a proposal to sell substantially all of its assets under Delaware law through the sale of its NMS Communications Platforms business (the "Business") to Dialogic Corporation ("Dialogic") pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of September 12, 2008, by and between the Company and Dialogic (such asset sale being the "Asset Sale" and such agreement being the "Asset Purchase Agreement").

        On December 5, 2008, Dialogic purchased the Business including accounts receivable, inventory, equipment, records and related intellectual property, and assumed certain liabilities as set forth in the Asset Purchase Agreement. In accordance with the terms and conditions of the Asset Purchase Agreement, the Company received a cash payment of $22.8 million, which represents the purchase price of $28.0 million and certain customary adjustments set forth in the Purchase Agreement, including $0.3 million for a closing date payroll payment less $2.8 million funded into an escrow account to support any indemnification claims, a $2.3 million payment to Silicon Valley Bank to pay the portion of the outstanding line of credit that was secured by the Business's accounts receivable, and $0.4 million which is being held in escrow to settle certain contingencies that may arise related to levels of working capital at closing of the Asset Sale. The Company expects to account for the disposition of the Business as a discontinued operation in its consolidated financial statements in accordance with SFAS 144.

        On December 5, subsequent to the consummation of the Asset Sale, NMS entered into a Receivables Purchase Agreement with Dialogic to purchase $4,017,000 of certain billed accounts receivable owned by Dialogic for $3,816,000 in cash.

        Also on December 5, 2008, the Company entered into related ancillary agreements, (as described in Note J to the unaudited pro forma condensed consolidated financial statements), with Dialogic.

        The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 has been adjusted to reflect the consummation of the Asset Sale, the Receivables Purchase Agreement and related ancillary agreements as of that date. Additionally, the unaudited pro forma condensed consolidated statements of operations have been adjusted to reflect the Asset Sale for each period shown, as if the consummation of the Asset Sale occurred on January 1, 2005.

        On March 17, 2008, the Company's wholly-owned subsidiary, LiveWire Mobile, Inc. acquired Groove Mobile, Inc. ("Groove Mobile"), a Delaware corporation whose operations were based in Bedford, Massachusetts for a purchase price of $15.9 million, including total transaction costs and facility exit costs of $1.4 million. The acquisition was accounted for as a purchase business combination. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 and 2007 have been adjusted for the operational results of Groove Mobile, Inc. as if the acquisition occurred on January 1, 2007.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC.

        Pro Forma adjustments reflect only those adjustments which are supportable and directly attributable to the transaction. Pro Forma adjustments include the following:

A. To record the amortization of acquired intangible assets based on fair value using the straight-line method over the estimated useful lives indicated below:

	Fair Value	Annual Amortization	Estimated Useful Life
	(In thousands)		(In years)
Core technology	$7,500	$2,679	2.8
Customer relationships	2,940	420	7.0

Total identifiable intangible assets	$10,440	$3,099

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2008	2007	2007
Amortization adjustment to cost of revenues	$576	$2,009	$2,679
Amortization adjustment to selling, general and administrative	90	315	420

Total	$666	$2,324	$3,099

B. To record the elimination of Groove Mobile's historical interest expense and the deferred financing fees amortization associated with loans payable not assumed by the Company.

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2008	2007	2007
Interest expense associated with loan payable	$114	$155	$307
Interest expense associated with redeemable convertible preferred stock warrant liability	43	56	87
Deferred financing fees amortization	3	3	7

Total	$160	$214	$401

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC. (Continued)

C. To reflect the receipt of proceeds from the sale of the Business, less estimated direct transaction costs, as follows:

Amount
(In thousands)
Cash consideration	$28,000
Less: Cash held in escrow	(2,800)
Less: Working capital escrow	(440)
Less: Estimated transaction costs	(5,027)

Impact on cash and cash equivalents	$19,733

Cash held in escrow	$2,800
Working capital escrow	440

Impact on prepaid expenses and other current assets	$3,240

        The amount of estimated net cash proceeds above does not include any costs associated with (i) any repayment of debt (see Note D below), (ii) any corporate-level severance obligations and (iii) any restructuring of our remaining LiveWire Mobile business after the closing of the Asset Sale. The Company anticipates it will retain all of the estimated net cash proceeds from the Asset Sale for working capital and general corporate purposes including, without limitation, the restructuring of our remaining LiveWire Mobile business.

        Estimated transaction costs are comprised of the following:

	Total Costs	Less: Amounts Included in Historical Financial Statements	Amount of Pro Forma Adjustments
	(In thousands)
Retention and transaction bonuses	$1,177	$—	$1,177
Bank fees	1,050	(287)	763
Legal fees	897	(476)	421
Accounting and tax fees	657	(189)	468
Retained severance obligations	1,691	—	1,691
Fair value of transition services (see Note J)	290	—	290
Fair value of sublease arrangements (see Note J)	217	—	217

Total estimated transaction costs	$5,979	$(952)	$5,027

        The estimated transaction costs listed above of $952,000 were recorded during the three months ended September 30, 2008 and are included in the Company's historical results for the nine months ended September 30, 2008, and as of September 30, 2008, as presented.

        Per the terms of the Asset Purchase Agreement, the Company is obligated to pay the severance and related liabilities of up to 25 terminated Business Employees, as defined in the Asset Purchase Agreement, at the time of Closing. The Company estimates these costs to be $1,691,000. The total estimated transaction costs set forth above do not include the severance and other related liabilities of the Company and related to employees who are not Business Employees.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC. (Continued)

D. To record the assumed repayment of debt associated with a revolving line of credit with a balance of $3,805,000.

E. Adjustment to equity consists of estimated net assets of NMS sold to Dialogic of $4,834,000 as of September 30, 2008, and an estimated gain on sale of net assets of $18,539,000. The pro forma adjustment for the estimated gain on sale of net assets does not include the transaction costs of $952,000 included in the historical financial statements which will be included in the final determination of the gain on sale of net assets. Based on an analysis of all available facts and circumstances, at this time, the Company believes that it will not recognize any material tax provisions on the sale of the Business for U.S., state, and foreign tax purposes. Furthermore, the Company does not believe that it will recognize a material U.S. alternative minimum tax provision on the pre-tax gain from the sale of the Business based on the Company's forecasted results for 2008. The estimate is dependent on, among other things, a final allocation of sales proceeds among domestic and foreign components of the Business, which cannot be determined with certainty at this time. The finalization of the allocation of sales proceeds and other estimates could result in different tax consequences.

        In addition, the Company has an agreement with Dialogic to be reimbursed for any transfer taxes, as defined in the Asset Purchase Agreement, associated with the sale of the Business.

        The estimated net gain is not reflected in the Pro Forma Income Statement as it is non-recurring, but it will be reflected in the Company's historical financial statements of the Company included in Form 10-K for the year ended December 31, 2008.

F. To reflect the facility, overhead and corporate general and administrative costs that have been attributed to the Business but are expected to be borne by LiveWire Mobile after the disposition of the Business.

	Nine Months Ended September 30,
(In thousands)	2008	2007
Cost of revenues	$487	$406
Selling, general and administrative	6,942	6,480
Research and development	1,262	1,034

Total facility, overhead and corporate general and administrative costs	$8,691	$7,920

	Year Ended December 31,
(In thousands)	2007	2006	2005
Cost of revenues	$538	$728	$1,736
Selling, general and administrative	9,048	10,695	8,010
Research and development	1,412	1,582	1,879

Total facility, overhead and corporate general and administrative costs	$10,998	$13,005	$11,625

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC. (Continued)

G. To reflect the income tax expense that has been attributed to the Business that is expected to be borne by LiveWire Mobile and the remaining subsidiaries after the disposition of the Business.

H. To reflect restructuring costs that have been attributed to the Business but are expected to be the responsibility of LiveWire Mobile after the disposition of the Business.

(In thousands)	Nine Months Ended September 30, 2008	Year Ended December 31, 2006
Restructuring	$532	$1,809

        For the nine months ended September 30, 2007 and the years ended December 31, 2007 and 2005, there were no related restructuring costs.

I. To reflect that certain assets, liabilities and related stockholders' equity have been attributed to the Business but remain the rights and obligations of LiveWire Mobile after the disposition of the Business. See notes F, G and H above. Balances for these items are shown as of September 30, 2008.

Amount
(In thousands)
Prepaid expenses and other current assets	$554
Property and equipment, net	880
Other assets, net	337

Total assets	$1,771

Accounts payable	873
Accrued expenses and other liabilities	1,742
Accrued restructuring, current portion	642
Accrued restructuring, long term	929

Total liabilities	$4,186

Total stockholders' equity	$(2,415)

J. Agreements Entered into and Actions Related to the Asset Sale.

Employee Related Matters

        During 2007, the Company granted a restricted stock award to Steve Gladstone, President of the Business, to purchase 300,000 shares of the Company's common stock at an exercise price of $0.01 per share. The stock award was contingent upon continued service with the Business and vested 20% annually at the anniversary date of the original grant date. On July 1, 2008, the Company cancelled this restricted stock award which was unvested at the time of cancellation and replaced it with the retention agreement noted below. The cancellation, together with the new retention agreement, was deemed a modification of an equity award under SFAS No. 123 (Revised 2004), Share-Based Payment, ("SFAS 123R").

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC. (Continued)

J. Agreements Entered into and Actions Related to the Asset Sale. (Continued)

        On July 21, 2008, the Company and Mr. Gladstone entered into a retention agreement pursuant to which Mr. Gladstone will receive the greater of (i) $400,000 and (ii) one percent (1%) of the total gross consideration received by the Company in connection with any "change in control" (as defined in the retention agreement). The transactions contemplated by the Asset Purchase Agreement constitute a change in control under this retention agreement. As a result, subject to the terms and conditions of this retention agreement, Mr. Gladstone would be entitled to a one time lump sum payment of $400,000 within 30 days following the closing of the Asset Sale. Mr. Gladstone's retention bonus is also subject to the condition that, at Buyer's request, he provides transition services to Dialogic for up to 90 days.

        This one time lump sum payment of $400,000 to Mr. Gladstone has been included in the retention and bonuses line of the estimated transaction costs as noted in Note C above as a reduction to the net proceeds from the sale of the Business and has been included as a Pro Forma adjustment decreasing stockholders' equity. It is not reflected in the Pro Forma Income Statement as it is non-recurring.

Transition Services Agreements

        On December 5, 2008, the Company and Dialogic entered into Transition Services Agreements ("TSA") whereas each party will provide, or cause to be provided, to the other, certain transitional, administrative and support services. Pursuant to the TSA, there will be no cost for the transition services provided by the Company to Dialogic other than reimbursement of amounts paid by the provider to third-parties in connection with providing such transition services. The fair value of these services (which have been included in the Pro Forma Adjustments in Note C above) include: (i) information technology support services of $107,000, (ii) facilities and operations related services of $9,000, (iii) accounting support services of $14,000 and (iv) a payment by the Company to reimburse Dialogic an amount equal to $160,000 which Dialogic will pay to Mr. Gladstone in exchange for a non-competition agreement. Transition services to be provided by Dialogic to the Company, as requested by the Company, will be charged at agreed upon hourly rates as stipulated in the agreement.

        In addition, the TSA also stipulates that Dialogic will supply up to $250,000 of products as requested by the Company for delivery in February 2009. Should the Company request less than $250,000 worth of products, it will nevertheless pay to Dialogic the full $250,000 in consideration for making the products available for delivery. The Pro Forma adjustments do not reflect this future purchase commitment.

Receivables Purchase Agreement

        Subsequent to the consummation of the Asset Sale, NMS entered into a Receivables Purchase Agreement (the "Receivables Purchase Agreement") with Dialogic to purchase $4,017,000 of certain billed accounts receivable (the "Receivables") owned by Dialogic for $3,816,000 in cash. The purchase of the Receivables by NMS took place on December 5, 2008.

        The Pro Forma adjustments reflect the impact of the Receivables Purchase Agreement at the fair value of $3,816,000 as an increase to prepaid expenses and other assets and a reduction to cash.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC. (Continued)

J. Agreements Entered into and Actions Related to the Asset Sale. (Continued)

Sublease Arrangements

        Dialogic has licensed or sublicensed from NMS approximately 23,000 and 26,000 square feet of space in 100 and 200 Crossing Blvd., Framingham, respectively, until April 30, 2009. Dialogic will occupy the space at 100 Crossing Blvd., commencing the day after the closing. NMS intends to move Dialogic employees, at NMS' expense, from 100 Crossing to 200 Crossing Blvd., into space licensed by NMS from NDNE 9/90 200 Crossing Boulevard LLC. Dialogic will not pay rent for the sublicensed premises but will pay utility charges for the premises. The Company has sublicensed space from NDNE 9/90, 200 Crossing Boulevard LLC rent free. The fair value of the rent is estimated to be $217,000 and has been included in the Pro Forma adjustments in Note C above.

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  Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC.
LIVEWIRE MOBILE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET SEPTEMBER 30, 2008
LIVEWIRE MOBILE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2008
LIVEWIRE MOBILE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30, 2007
LIVEWIRE MOBILE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2007
LIVEWIRE MOBILE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2006
LIVEWIRE MOBILE, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER 31, 2005
BASIS OF PRO FORMA PRESENTATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF LIVEWIRE MOBILE, INC.